As filed with the Securities and Exchange Commission on April 15, 2008
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        GLOBAL ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                                                86-0933274
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1600 N. Desert Drive, Suite 300, Tempe, Arizona                     85281
  (Address of Principal Executive offices)                        (Zip Code)

        2007 Long-Term Incentive Plan of Global Entertainment Corporation
                            (Full title of the plan)

                                 James H. Domaz
                       Vice President and General Counsel
                         1600 N. Desert Drive, Suite 300
                              Tempe, Arizona 85281
                     (Name and address of agent for service)

                                 (480) 994-0772
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                              Scott I. Gruber, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be             Amount to be     Price Per       Offering      Registration
 Registered         Registered (1)    Share (2)        Price             Fee
--------------------------------------------------------------------------------
Common Stock,
par value $0.001       320,000          $1.65         $528,000         $20.75
================================================================================
(1) Pursuant to Rule 416 under the Securities Act, this registration statement also includes such indeterminate number of shares of common stock as may be issued from time to time by reason of any stock dividend, stock split, recapitalization or other similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low sales prices for shares of common stock of Global Entertainment Corporation, on, April 9, 2008 as reported by the American Stock Exchange.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the registration of 320,000 shares of common stock issuable under the 2007 Long-Term Incentive Plan of Global Entertainment Corporation (the "Plan") to directors, officers, employees, consultants and advisors of Global Entertainment Corporation (the "Company" or the "Registrant"). On October 20, 2006, the Company adopted the Plan. This registration statement is filed pursuant to paragraph A of the General Instructions to Form S-8 to register securities of the Registrant to be offered under an employee benefit plan to its employees.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to current and former directors in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

          (a) the prospectus filed pursuant to Rule 424(b) under the Securities Act with the Securities and Exchange Commission ("SEC") by the Company on February 13, 2004 (File No. 333-109192);

          (b) the Annual Report of the Company on Form 10-KSB for the fiscal year ended May 31, 2007 filed with the SEC by the Company on August 29, 2007 (File No. 001-32724);

          (c) the Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended August 31, 2007 filed with the SEC by the Company on October 15, 2007 (File No. 001-32724);

          (d) the Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended November 30, 2007 filed with the SEC by the Company on January 14, 2008 (File No. 001-32724);

          (e) the Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended February 29, 2008 filed with the SEC by the Company on April 14, 2008;

          (f) all other  reports  filed by the Company  with the SEC pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to May 31, 2007; and

          (g) the description of the Company's common stock contained in the registration statement on Form 8-A filed with the SEC by the Company on January 17, 2006 pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection 2 of Section 78.7502 of Chapter 78 of the Nevada Revised Statutes (the "NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe his actions were unlawful.

     Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those described above expect that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought, or other court of competent jurisdiction, determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.7502 of the NRS further provides that to the extent a person acting in the capacities set forth above has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the NRS provides that any

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
indemnification provided for by Section 78.7502 of the NRS (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

          Article IX of the Registrant's Bylaws reflect these indemnification provisions. Article IV of the Registrant's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the NRS, no director or officer of the Registrant shall be personally liable to the Registrant or any of its stockholders for damages for any breach of fiduciary duty as a director or officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

   Exhibit                                                             Method of
    Number                         Description                           Filing
    ------                         -----------                           ------

     4.1        Amended and Restated Articles of Incorporation of
                Global Entertainment Corporation                           *

     4.2        Bylaws of Global Entertainment Corporation                 *

     4.3        Global Entertainment Corporation 2000 Long-Term
                Incentive Plan                                             *

     4.4        Amendment to the Global Entertainment Corporation
                2000 Long-Term Incentive Plan                              *

     4.5        2007 Long-Term Incentive Plan of Global
                Entertainment Corporation                                  **

     5          Opinion of Squire, Sanders & Dempsey L.L.P.,
                including consent                                          **

     23.1       Consent of Counsel (see Exhibit 5)                         **

     23.2       Consent of Semple, Marchal & Cooper, LLP                   **

     24         Powers of Attorney                                         **

--------
* Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-109192), as filed with the SEC on September 26, 2003.
**   Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

          (iii)The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

          (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 14, 2008.

                            GLOBAL ENTERTAINMENT CORPORATION


                            By: /s/ James Domaz
                               -------------------------------------------------
                            Name:  James Domaz
                            Title: Vice President, General Counsel and Secretary

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Global Entertainment Corporation hereby severally constitute and appoint Richard Kozuback, James Yeager and James Domaz, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Global Entertainment Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                 Title                              Date
        ---------                                 -----                              ----

/s/ RICHARD KOZUBACK                   Director, President and Chief            April 14, 2008
---------------------------------      Executive Officer
Richard Kozuback


/s/ JAMES YEAGER                       Senior Vice President, Chief             April 14, 2008
---------------------------------      Financial Officer and Treasurer
James Yeager


/s/ JAMES DOMAZ                        Vice President, General Counsel          April 14, 2008
---------------------------------      and Secretary
James Domaz


/s/ JAMES TRELIVING                    Director and Chairman of the Board       April 14, 2008
---------------------------------
James Treliving


/s/ MICHAEL L. BOWLIN                  Director                                 April 14, 2008
---------------------------------
Michael L. Bowlin


/s/ MICHAEL L. HARTZMARK, PH.D.        Director                                 April 14, 2008
---------------------------------
Michael L. Hartzmark, Ph.D.

        Signature                                 Title                              Date
        ---------                                 -----                              ----

/s/ TERRY S. JACOBS                    Director                                 April 14, 2008
---------------------------------
Terry S. Jacobs


/s/ STEPHEN A MCCONNELL                Director                                 April 14, 2008
---------------------------------
Stephen A. McConnell


/s/ GEORGE MELVILLE                    Director                                 April 14, 2008
---------------------------------
George Melville


/s/ MARK SCHWARTZ                      Director                                 April 14, 2008
---------------------------------
Mark Schwartz

   Exhibit                                                             Method of
    Number                         Description                           Filing
    ------                         -----------                           ------

     4.1        Amended and Restated Articles of Incorporation of
                Global Entertainment Corporation                           *

     4.2        Bylaws of Global Entertainment Corporation                 *

     4.3        Global Entertainment Corporation 2000 Long-Term
                Incentive Plan                                             *

     4.4        Amendment to the Global Entertainment Corporation
                2000 Long-Term Incentive Plan                              *

     4.5        2007 Long-Term Incentive Plan of Global
                Entertainment Corporation                                  **

     5          Opinion of Squire, Sanders & Dempsey L.L.P.,
                including consent                                          **

     23.1       Consent of Counsel (see Exhibit 5)                         **

     23.2       Consent of Semple, Marchal & Cooper, LLP                   **

     24         Powers of Attorney                                         **

--------
* Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-109192), as filed with the SEC on September 26, 2003.
**   Filed herewith.